Exhibit 16.1

October 9, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of STRATTEC SECURITY CORPORATION's Form 8-K dated October 6, 2020, and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE & TOUCHE LLP